As filed with the Securities and Exchange Commission on December 19, 1997.

                                           REGISTRATION NO. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


                                BANK UNITED CORP.
              (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                          13-3528556
          (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation or Organization)       Identification Number)

                              3200 Southwest Freeway
                                    Suite 1600
                                Houston, TX  77251
                     (Address of Principal Executive Offices)

                            1996 STOCK INCENTIVE PLAN
                         DIRECTOR STOCK COMPENSATION PLAN
                    EXECUTIVE MANAGEMENT COMPENSATION PROGRAM

                            (Full Title of the Plans)


                               Jonathon K. Heffron
                   Executive Vice President and General Counsel
                              3200 Southwest Freeway
                                Houston, TX  77251
                                 (713) 543-6500
            (Name, Address and Telephone Number of Agent for Service)

                                     Copy to:
                             Craig M. Wasserman, Esq.
                          Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                            New York, New York  10019
                                  (212) 403-1000


                           CALCULATION OF REGISTRATION FEE

                                       PROPOSED     PROPOSED
            TITLE         AMOUNT        MAXIMUM     MAXIMUM         AMOUNT OF
        OF SECURITIES      TO BE    OFFERING PRICE  AGGREGATE     REGISTRATION
      TO BE REGISTERED REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2) FEE
      Class A Common
      Stock, par value
      $.01 per share 3,322,862 shares   $41.375     $137,483,415.30   $41,661.64

          (1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

          (2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Class A Common Stock on the Nasdaq Stock Market National Market on December 15, 1997.

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                   The following documents have been filed by Bank United Corp. (the "Company") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by refer-ence:

              (i) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (as filed
                   December 20, 1996) (Commission File No. 0000906420);

              (ii) The Company's Quarterly Reports on Form 10-Q for the
                   quarters ended December 31, 1996 (as filed February 14, 1997), March 31, 1997 (as filed May 14, 1997), and June 30, 1997 (as filed August 14, 1997)
                   (Commission File No. 0000906420);

              (iii)The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form S-1 (No. 333-06229) filed with the SEC on June 18, 1996 including the exhibits thereto, as amended by Amendment No. 1 thereto filed on June 19, 1996, by Amendment No. 2 thereto filed on July 26, 1996, and by Amendment No. 3 thereto filed on August 7, 1996.

                   All documents filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                   Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subse-quently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to consti-tute a part hereof.

         ITEM 4.  DESCRIPTION OF SECURITIES.

                   Not applicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   The legality of the securities to be issued pursuant to the Company's 1996 Stock Incentive Plan, the Director Stock





         Compensation Plan and the Executive Management Compensation Program will be passed upon for the Company by Jonathon K. Hef-fron, Executive Vice President and General Counsel of the Com-pany. Mr. Heffron beneficially owns shares and options to purchase shares of the Company's common stock.


         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                   Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify direc-tors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceed-ings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a man-ner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that in-demnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking in-demnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnifica-tion that may be granted by a corporation's bylaws, disinter-ested director vote, stockholder vote, agreement or otherwise.

                   The Restated Certificate of Incorporation of the Com-pany (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, in-cluding service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same ex-ists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to







         indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No re-peal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, em-ployee or agent of the Company thereunder in respect of any oc-currence or matter arising prior to any such repeal or modifi-cation. The Certificate also specifically authorizes the Com-pany to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

                   The DGCL permits a corporation to provide in its cer-tificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stock-holders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockhold-ers, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

                   The Certificate provides that a director of the Com-pany will not be personally liable to the Company or its stock-holders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve inten-tional misconduct or a knowing violation of law, (iii) under
         Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper per-sonal benefit. Neither the amendment nor repeal of such provi-sion will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.


         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                   Not applicable.













         ITEM 8.  EXHIBITS.

         Exhibit Number        Description

              4.1 Bank United Corp. 1996 Stock Incentive Plan (filed as Exhibit 10.26 to the Company's registration statement on Form S-1 (No. 333-06229) and incorporated by reference herein)

              4.2 Bank United Corp. Director Stock Compen-sation Plan (filed as Exhibit 10.27 to the Company's registration statement on Form S-1 (No. 333-06229) and incorporated by reference herein)

              5 Opinion of Jonathon K. Heffron, executive Vice President and General Counsel

             15.1 Letter of Deloitte & Touche LLP regarding unaudited interim financial information

             23.1              Consent of Deloitte & Touche LLP

             23.2 Consent of Jonathon K. Heffron (included in his opinion filed as Exhibit 5)

             24                Power of Attorney

         ITEM 9.  UNDERTAKINGS.

              (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the reg-istration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the registration statement or any ma-terial change to such information in the reg-istration statement;









                   provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those para-graphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorpo-rated by reference in the registration statement.

              (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) The undersigned registrant hereby undertakes to re-move from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer-ing.

              (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the regis-trant's annual report pursuant to Section 13(a) or
                   Section 15(d) of the Exchange Act (and, where ap-plicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Ex-change Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities of-fered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as ex-pressed in the Securities Act of 1933 and is, there-fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any ac-tion, suit or proceeding) is asserted by such direc-tor, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has







                   been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.









                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 19, 1997.

                                       BANK UNITED CORP.



                                       By:/s/ BARRY C. BURKHOLDER
                                          Barry C. Burkholder
                                          President and Chief Executive
                                          Officer

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURES                      TITLE                 DATE

      (1) Principal Executive Officer:
      /s/ BARRY C. BURKHOLDER           President and        December 19, 1997
          Barry C.  Burkholder     Chief Executive Officer

      (2) Principal Financial and
          Accounting Officer:
      /s/ ANTHONY J. NOCELLA       Chief Financial Officer   December 19, 1997
          Anthony J.  Nocella

      (3) Directors:

                  *                       Director           December 19, 1997
          Lewis S. Ranieri

                  *                       Director           December 19, 1997
        Salvatore A. Ranieri

                  *                       Director           December 19, 1997
            Scott A. Shay

                                          Director           December 19, 1997
         Barry C. Burkholder

                  *                       Director           December 19, 1997
      Lawrence Chimerine, Ph.D.

                  *                       Director           December 19, 1997
           David M. Golush





                  *                       Director           December 19, 1997
       Paul M. Horvitz, Ph.D.

                  *                       Director           December 19, 1997
           Alan E. Master

                                          Director           December 19, 1997
         Anthony J. Nocella

                  *                       Director           December 19, 1997
         Patricia A.  Sloan

                  *                       Director           December 19, 1997
       Kendrick R.  Wilson III

                  *                       Director           December 19, 1997
         Michael S. Stevens


      *Signed pursuant to a power of attorney granted to Barry C. Burkholder and Jonathon K. Heffron.





                                 EXHIBIT INDEX



         EXHIBIT
         NUMBER    DESCRIPTION

            4.1    Bank United Corp. 1996 Stock Incentive Plan (filed as
                   Exhibit 10.26 to the Company's registration statement on Form S-1 (No. 333-06229) and incorporated by ref-erence herein)

            4.2 Bank United Corp. Director Stock Compensation Plan (filed as Exhibit 10.27 to the Company's registration statement on Form S-1 (No. 333-06229) and incorpo-rated by reference herein)

            5 Opinion of Jonathon K. Heffron, Executive Vice Presi-dent and General Counsel

           15.1 Letter of Deloitte & Touche LLP regarding unaudited interim financial information

           23.1    Consent of Deloitte & Touche LLP

           23.2 Consent of Jonathon K. Heffron (included in his opin-ion filed as Exhibit 5)

           24      Power of Attorney